Exhibit 99.1

Glenn Nedwin, Ph.D., MBA, Co-Founder and President of Novozymes, Inc., to Join Dyadic International as Chief Scientific Officer and President of its Biosciences Business

JUPITER, Fla. - March 21, 2006 - (via Business Wire) - Dyadic International, Inc. (AMEX: DIL), a biotechnology company, announced today that Glenn E. Nedwin, Ph.D., MBA, co-founder and President since 1991 of Novozymes, Inc., has been appointed to the positions of Chief Scientific Officer, Executive Vice President and President of Dyadic's Biosciences Business effective tomrrow, March 22, 2006. Dr. Nedwin also will join Dyadic's Board of Directors.

At Novozymes, Inc., a Davis, California-based research & development subsidiary of Novozymes A/S (Copenhagen Stock Exchange: NZYMb.CO), Denmark, a global leader in enzymes and microorganisms with over $1 billion in worldwide revenues, Dr. Nedwin was responsible for all scientific, financial and administrative activities, and was a member of Novozymes A/S global R&D management team and its biosolutions strategy group, and was involved in technology/product licensing. From 1989 to 1991, Dr. Nedwin served as Vice President of Corporate Development, Xoma Corporation (NASDAQ: XOMA), a biotechnology company based in Berkeley, California. Earlier, he was Vice President, Business Development and co-founder of Ideon Corporation, Redwood City, California, and Senior Research Scientist and co-founder of Molecular Therapeutic, Inc. (now Bayer Pharmaceuticals Corporation), West Haven, Connecticut.

"Glenn Nedwin is a biotechnology pioneer and visionary with more than 24 years of leadership experience and an unparalleled record of accomplishments in both the scientific and business aspects of our industry," said Mark Emalfarb, President and CEO of Dyadic. "We are thrilled that he has agreed to join Dyadic, and look forward to his contributions to the development and commercialization of our proprietary bio-based products. Glenn’s success in identifying new product opportunities and developing and utilizing microbial host production organisms for the large scale production of enzymes and other bio-based molecules will be invaluable resources for Dyadic as we strive to achieve our growth objectives and build value for our shareholders."

As Dyadic’s Chief Scientific Officer, Dr. Nedwin will direct scientific and development activities and oversee the planned expansion of the company’s R&D efforts. In his capacity as President of the Biosciences Business, Dr. Nedwin will also be responsible for strategic business development, partnering, alliances and collaborative research relationships.

Dr. Nedwin commented, "I am excited by the opportunity to work with Dyadic's seasoned management team, its world-renowned Scientific Advisory Board and Board of Directors to maximize the potential of the company's rich technology platform and established large-scale manufacturing capabilities. Dyadic has quickly established itself as an innovative manufacturer of industrial enzymes with its proprietary C1 fungal strain for highly efficient protein production, a critical factor for commercialization of industrial products. With the C1 genome sequence information now in hand, Dyadic’s technology is well suited to identify and produce new enzymes, polymers and chemicals from carbohydrate sources. C1 can potentially be used to produce enzymes involved in the production of cellulosic ethanol and other chemicals from renewable feedstocks. Dyadic's C1 host is also well-suited for low-cost production of monoclonal antibodies and other therapeutic proteins. I look forward to the challenge of expanding Dyadic's position in its existing industrial markets as well as establishing new, higher value opportunities in biofuels and pharmaceuticals."

Dr. Nedwin, 50, received his Bachelor of Science degree in Biochemistry from the State University of New York at Buffalo and his Ph.D. in Biochemistry from the University of California, Riverside. Dr. Nedwin did his postdoctoral fellowship in molecular biology at Genentech, Inc. Dr. Nedwin also holds an M.S. in the Management of Technology from the Massachusetts Institute of Technology and is currently a Co-Editor of the Industrial Biotechnology Journal.

About Dyadic

Dyadic International, Inc., is engaged in the development, manufacture and sale of biological products (proteins, enzymes, peptides and other bio-molecules), as well as the licensing of its enabling proprietary technology to business collaborators for the discovery, development and manufacture of biological products from genes. Dyadic markets its products and services for applications in the textile, chemical, agricultural, pulp & paper, pharmaceutical, biotechnology and other industries, using its proprietary C1 Host Technology and C1 Expression and Screening Systems for the discovery, development and production of biological products.

Cautionary Statement for Forward-Looking Statements
Certain statements contained in this press release are "forward-looking statements.” These forward-looking statements involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of these risks and uncertainties, please see our filings from time to time with the Securities and Exchange Commission, which are available free of charge on the SEC's web site at http://www.sec.gov, including our Annual Report on Form 10-KSB for the year ended December 31, 2004, and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005. Except as required by law, we expressly disclaim any intent or obligation to update any forward-looking statements.

Contact:

Dyadic International, Inc.
Alexander (Sasha) Bondar, 561-743-8333
sbondar@dyadic-group.com
http://www.dyadic-group.com